Exhibit 9

                       ASSIGNMENT AGREEMENT

           ASSIGNMENT AGREEMENT (the "Agreement"), dated as of April 23, 1998, by and among TPG Oxford LLC, a Delaware limited liability company ("TPG"), and the DLJ Entities listed on the signature pages hereto (each, a "DLJ Entity," and collectively "DLJ").

                       W I T N E S S E T H:

           WHEREAS, pursuant to the Investment Agreement, dated as of February 23, 1998 (the "Investment Agreement"), between TPG and Oxford Health Plans, Inc. (the "Company"), TPG has the right to purchase the Securities in accordance with the terms of the Investment Agreement;

           WHEREAS, each DLJ Entity desires to purchase from the Company certain of the Securities as a Designated Purchaser in accordance with the terms of the Investment Agreement; and

           WHEREAS, TPG desires to assign to DLJ its right to purchase certain of the Securities from the Company in accordance with the terms of the Investment Agreement;

           NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

           Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Investment Agreement.

           Section 2. Assignment. (a) TPG hereby assigns (the "Assignment") to DLJ its right to purchase pursuant to the Investment Agreement, and DLJ hereby agrees to purchase from the Company at the Closing pursuant to and in accordance with the terms of the Investment Agreement, the following Securities (the "Assigned Securities"): (i) 35,000 shares of Series A Preferred Stock, together with Series A Warrants to purchase, subject to adjustment as set forth therein, 2,257,143 shares of Common Stock, and (ii) 15,000 shares of Series B Preferred Stock, together with Series B Warrants to purchase, subject to adjustment as set forth therein, (A) prior to the Shareholder Approval, 961 shares of Junior Preferred Stock, or (B) following the Shareholder Approval, 961,429 shares of Common Stock.

           (b) Each DLJ Entity acknowledges and agrees that the Assignment is made pursuant to and in accordance with the terms of the Investment Agreement, including without limitation Section 11.10(b) thereof, and is limited solely to the right to purchase the Assigned Securities. No DLJ Entity shall have any other rights of TPG under the Investment Agreement or any rights of TPG (other than rights that by their terms are available to all holders of the relevant Securities generally) under the Certificates of Designations or the Warrants, including, without limitation, general voting rights or the right to designate directors of the Company;

provided, however, that nothing contained herein shall limit any DLJ Entity's rights as a Designated Purchaser under the Investment Agreement.

           Section 3. Investment. (a) Each DLJ Entity has independently, and without reliance on TPG or any of TPG's Affiliates or any of their respective partners, officers, directors, members, employees, agents or representatives (collectively, the "TPG Parties"), made its own analysis and decision regarding whether to enter this Agreement and purchase the Assigned Securities. Each DLJ Entity acknowledges that no TPG Party has provided any information to any DLJ Entity, nor made any statement, representation or warranty to any DLJ Entity, with respect to the Company or the Assigned Securities. Each DLJ Entity agrees that it will, independently and without reliance on any TPG Party, continue to make its own decisions regarding the Assigned Securities, and each DLJ Entity acknowledges that its exclusive rights and remedies with respect to the Assigned Securities shall be those rights and remedies accorded a Designated Purchaser under the Investment Agreement.

           (b) Each DLJ Entity is acquiring the Assigned Securities for its own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Each DLJ Entity acknowledges that the Securities and the Warrant Shares have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from the registration requirements of the Securities Act.

           Section 4. Transfer Restrictions. (a) Except in connection with any sale made pursuant to Section 5 hereof, as provided in Section 4(b) hereof or pursuant to a Piggyback Registration (as such term is defined in the Registration Rights Agreement), no DLJ Entity will, without the prior written consent of TPG, during the period (the "Restricted Period") commencing on the date hereof and ending on the earlier of (i) the date (the "Anniversary Date") that is one year after the date hereof and
(ii) the date on which the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is declared effective by the Commission, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, the Assigned Securities (any of such transactions, a "Sale Transaction"); provided, however, that notwithstanding the foregoing, in the event that the Restricted Period ends on a date that is earlier than the Anniversary Date, prior to the Anniversary Date, if TPG in good faith informs DLJ that TPG or its Affiliates is actively engaged in bona fide negotiations regarding a sale of Securities, no DLJ Entity may enter into a Sale Transaction during the period commencing on the date DLJ is informed of such negotiations and ending on the earlier of (A) the date a sale is effected as a result of such negotiations, (B) the date such negotiations are terminated, (C) the Anniversary Date, and (D) 30 days from the date DLJ is informed of such negotiations.

           (b) Notwithstanding anything herein to the contrary, any DLJ Entity may at any time transfer any or all of its Assigned Securities to one or more of its Permitted Transferees without the consent of TPG so long as (a) such Permitted Transferee shall have agreed in a writing delivered to TPG to be bound by the terms of this Agreement, (b) such Permitted Transferee shall have delivered a letter to the Company in the form of Exhibit I hereto, and (c) the transfer to such Permitted Transferee would not be in violation of applicable Federal or state securities laws. For purposes hereof, the term "Permitted Transferee" shall mean (i) any general or limited partner of any DLJ Entity (a "DLJ Partner"), and any corporation, partnership or other entity that is an Affiliate of any DLJ Partner or DLJ Entity (collectively, the "DLJ Affiliates"), (ii) any managing director, general partner, director, limited partner or employee of a DLJ Affiliate or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of such persons referred to in this clause (collectively, the "DLJ Associates"), and (iii) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only such DLJ Entity, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants.

           Section 5. Tag-Along Rights. (a) In the event that TPG proposes to sell or transfer for value any Securities to any Person (other than an Affiliate of TPG) which sale or transfer is proposed to be effected during the Restricted Period, TPG shall deliver a notice (the "Tag-Along Notice") to DLJ which shall include (i) the principal terms of the proposed sale insofar as it relates to the Securities, including the purchase price thereof (or formula for computing the purchase price) and the name and address of the proposed buyer, and (ii) an offer to include in such sale, at the option of DLJ, such number of Assigned Securities owned by DLJ determined in accordance with
Section 5(b) hereof, on the same terms and conditions as TPG shall sell or transfer Securities in such sale. Notwithstanding anything herein to the contrary, DLJ shall have the right to include in any such sale only those series of Securities to be sold by TPG in such sale.

           (b) If DLJ desires to accept the offer contained in the Tag-Along Notice, DLJ shall send a written commitment (the "Commitment") to TPG specifying the number of shares or warrants, or the principal amount, as the case may be, of each series of Securities (not in any event to exceed in the aggregate, with respect to any series of Security, the total of that series of Security to be sold in such sale (subject to the proviso to Section 5(e) hereof) multiplied by a fraction, the numerator of which shall be the total number of that series of Security held by DLJ as of the Closing, and the denominator of which shall be the total number of that series of Security issued by Company at the Closing pursuant to the Investment Agreement) which DLJ desires to have included in such sale. A Commitment shall be delivered by DLJ within five (5) days after delivery of the related Tag-Along Notice; provided, however, that in the event the underlying offer to buy Securities is open or valid for a period shorter than five (5) days after delivery of the related Tag-Along Notice, the Commitment shall be delivered by DLJ within two (2) days after delivery of the related Tag-Along Notice. If DLJ does not so deliver a Commitment, DLJ shall be deemed to have waived all of its rights with respect to the sale referred to in the Tag-Along Notice, and TPG shall thereafter be free to sell Securities to the proposed buyer, at a price no greater than the purchase price (or price determined pursuant to the formula) set forth in the Tag-Along Notice and otherwise on terms substantially no more favorable (considered as a whole) than as set forth in the Tag-Along Notice, without any further obligation to DLJ.


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


           (c) The acceptance by DLJ of any offer set forth in a Tag-Along Notice shall be irrevocable except as hereinafter expressly provided, and DLJ shall be bound and obligated to sell in the sale referred to in such Tag-Along Notice such number of Assigned Securities as DLJ shall have specified in the related Commitment.

           (d) If at the end of the sixtieth (60th) day following the date of the effectiveness of a Tag-Along Notice TPG has not completed the sale referred to therein, DLJ shall be released from its obligations under the related Commitment, the Tag-Along Notice shall be null and void, and it shall be necessary for a separate Tag-Along Notice to be furnished, and the terms and provisions of this Section 5 separately complied with, in order to consummate such sale pursuant to this Section 5.

           (e) Notwithstanding anything in the foregoing provisions to the contrary, except in connection with a Market Transaction, TPG shall not be obligated to deliver a Tag-Along Notice, and DLJ shall not have any right to include Securities in any sale by TPG, until such time as TPG and its Affiliates shall own less than $180,000,000 (one hundred eighty million dollars) worth of Securities (valued at the prices paid for such Securities at the Closing pursuant to the Investment Agreement) in the aggregate (the "Threshold Amount"); provided, however, that in the event that TPG and its Affiliates' aggregate ownership would fall below the Threshold Amount pursuant to any sale, TPG shall be required to deliver a Tag-Along Notice and DLJ shall have the right to participate in such sale to the extent, but only to the extent, that TPG and its Affiliates' aggregate ownership falls below the Threshold Amount pursuant to such sale. For purposes of this Section 5(e), the term "Market Transaction" shall mean any sale of Securities by TPG or its Affiliates pursuant to an offer to sell Securities that is made by TPG or its Affiliates through an underwriter, placement agent or similar intermediary.

           Section 6. Agency. Each DLJ Entity hereby appoints TPG and authorizes TPG to act as such DLJ Entity's sole and exclusive agent with respect to the administration of the indemnification provisions set forth in Section 11.05 of the Investment Agreement; provided, however, no TPG Party shall have any responsibility or liability to any DLJ Entity with respect any action taken or omitted to be taken by such TPG Party in connection with this Section 6, absent gross negligence or willful misconduct on the part of such TPG Party.

           Section 7. Confidentiality. Except as required by Law, no DLJ Entity nor any of its Affiliates will, without the prior written consent of TPG, which consent shall not be unreasonably withheld or delayed, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement or the Investment Agreement. Prior to making any public disclosure required by applicable Law, the DLJ Entity making such disclosure shall consult with TPG, to the extent feasible, as to the content and timing of such public announcement or press release.

           Section 8. Delivery of Letter. Each DLJ Entity agrees that at or prior to the Closing it will execute and deliver to the Company the letter attached as Exhibit I hereto.

           Section 9. No Assignment. Neither this Agreement nor any rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

           Section 10. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended, modified or supplemented in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement.

           Section 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

           Section 12. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules.

           Section 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by first class mail, postage prepaid, as follows:

      (a)   If to TPG, to:

            TPG OXFORD LLC
            201 Main Street
            Suite 2420
            Fort Worth, Texas  76102
            Attention:  Jonathan J. Coslet

            With a copy to:

            Cleary, Gottlieb, Steen & Hamilton
            One Liberty Plaza
            New York, New York  10006
            Attention: Paul J. Shim, Esq.
            Facsimile: 212-225-3999



        (b) If to a DLJ Entity, to:

            DLJ
            277 Park Avenue
            New York, New York 10172
            Attention: Ivy Dodes/Nicole Arnaboldi
            Facsimile: 212-892-7272


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

           Section 14. Termination. This Agreement shall be terminated and shall be of no further force or effect if the Investment Agreement is validly terminated in accordance with
Section 10.01 thereof, except for Sections 7 and 12 hereof which shall survive any termination of this Agreement.


           Section 15. Other Assignments. In the event that TPG shall assign any rights to purchase Securities under the Investment Agreement to a Designated Purchaser (other than any DLJ Entity or Permitted Transferees or Affiliates of any DLJ Entity) which assignment contains terms and provisions in respect of the matters set forth in Section 4 or 5 hereof which are materially more favorable to the Designated Purchaser than those set forth in Section 4 or 5 hereof, respectively, then this agreement shall be deemed amended without any further action by the parties hereto in order to include such more favorable terms and provisions.

           Section 16. Joint and Several Obligations. The obligations of the DLJ Entities hereunder shall be joint and several obligations of such entities.

           IN WITNESS WHEREOF, this Assignment Agreement has been executed on behalf of the parties hereto by their respective duly authorized officers, all as of the date first above written.

                                   TPG OXFORD LLC



                                   By /s/ James J. O'Brien
                                     --------------------------
                                   Name:  James J. O'Brien
                                   Title: Vice President


                                        DLJ ENTITIES:

                                   DLJMB FUNDING II, INC.

                                     /s/ Marjorie S. White
                                     --------------------------
                                     Name:  Marjorie S. White
                                     Title: Secretary

                                   DLJ MERCHANT BANKING PARTNERS II,
                                   L.P.

                                   By: DLJ Merchant Banking II, Inc.
                                       Managing General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary

                                   DLJ MERCHANT BANKING PARTNERS II-
                                   A, L.P.

                                   By: DLJ Merchant Banking II, Inc.
                                       Managing General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary


                                7

                                   DLJ DIVERSIFIED PARTNERS, L.P.

                                   By: DLJ Diversified Partners, L.P.
                                       Managing General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary

                                   DLJ DIVERSIFIED PARTNERS-A, L.P.

                                   By: DLJ Diversified Partners, L.P.
                                       Managing General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary

                                   DLJ MILLENIUM PARTNERS, L.P.

                                   By: DLJ Merchant Banking II, Inc.
                                       Managing General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary

                                   DLJ MILLENIUM PARTNERS-A, L.P.

                                   By: DLJ Merchant Banking II, Inc.
                                       Managing General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary


                                8

                                   DLJ FIRST ESC L.P.

                                   By: DLJ LBO Plans Management
                                       Corporation
                                       General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary

                                   DLJ OFFSHORE PARTNERS II, C.V.

                                   By: DLJ Merchants Banking II, Inc.
                                       Managing General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary

                                   DLJ EAB PARTNERS, L.P.

                                   By: DLJ LBO Plans Management
                                       Corporation
                                       General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary

                                   By: UK Investment Plan 1997 Partners, Inc.
                                       Managing General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary


                                9

                                   DLJ ESC II L.P.

                                   By: DLJ LBO Plans Management
                                       Corporation
                                       General Partner

                                       /s/ Marjorie S. White
                                       --------------------------
                                       Name:  Marjorie S. White
                                       Title: Secretary


                               10

                                   DLJ CAPITAL CORPATION

                                       /s/ Art Zuckerman
                                       --------------------------
                                       Name:  Art Zuckerman
                                       Title: Vice President

                                   SPROUT GROWTH II, L.P.

                                   By: DLJ Capital Corporation
                                       Managing General Partner

                                      /s/ Art Zuckerman
                                       --------------------------
                                       Name:  Art Zuckerman
                                       Title: Vice President

                                   THE SPROUT CEO FUND, L.P.

                                   By: DLJ Capital Corporation
                                       General Partner

                                       /s/ Art Zuckerman
                                       --------------------------
                                       Name:  Art Zuckerman
                                       Title: Vice President

                                   SPROUT CAPITAL VIII, L.P.

                                   By: DLJ Capital Corporation
                                       Managing General Partner

                                       /s/ Art Zuckerman
                                       --------------------------
                                       Name:  Art Zuckerman
                                       Title: Vice President


                               11

                                                          Exhibit I
                           [DLJ Entity]
      c/o Donaldson, Lufkin & Jenrette Securities Corporation
                          277 Park Avenue
                     New York, New York 10172

                                               _________, 1998

Oxford Health Plans, Inc.
800 Connecticut Avenue
Norwalk, Connecticut 06854

Ladies and Gentlemen:

           Reference is hereby made to the Investment Agreement, dated as of February 23, 1998 (the "Investment Agreement"), between TPG Oxford LLC ("TPG") and Oxford Health Plans, Inc. (the "Company"), and the Assignment Agreement, dated as of April __, 1998 (the "Assignment Agreement"), between TPG and [DLJ Entity] ("DLJ Entity"). Capitalized terms used but not defined herein shall have the meanings set forth in the Investment Agreement or the Assignment Agreement, as the case may be.

           In connection with the assignment contemplated by the Assignment Agreement, DLJ hereby represents and warrants to, and agrees with, the Company, as follows:

           (i) DLJ Entity is acquiring the Assigned Securities for its own account solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. DLJ Entity acknowledges that the Assigned Securities and the Warrant Shares have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from the registration requirements of the Securities Act;

           (ii) DLJ Entity agrees to comply with the provisions of Section 8.06 of the Investment Agreement as if it were the Investor thereunder; and

           (iii) Pursuant to the Assignment Agreement, DLJ Entity has appointed TPG as its exclusive agent for the purpose of administering the indemnification provisions set forth in Section
11.05 of the Investment Agreement.

                                    Very truly yours,
                                    [DLJ Entity]


                                   By
                                     --------------------------
                                   Name:
                                   Title:


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